Exhibit 99.1

Radian Releases Delinquency Data for September

Writes $3.5 billion of new mortgage insurance business

Expects to maintain a risk-to-capital ratio below 25:1 in 2012

PHILADELPHIA--(BUSINESS WIRE)--October 10, 2012--Radian Guaranty Inc., the mortgage insurance subsidiary of Radian Group Inc., today released data for primary mortgage insurance delinquencies for September 2012. These details may also be found on Radian’s website at http://www.radian.biz/page?name=NewsReleases. Previously released historical data is also available on the website at http://www.radian.biz/page?name=FinancialReportsMortgageInsurance.

The information below regarding new delinquencies and cures is reported to Radian from loan servicers. The accuracy of these reports may be affected by several factors, including the date on which the report is generated and by the timing of servicing transfers.

September 2012
Primary New Insurance Written (NIW) ($ in billions)	$3.54

Beginning Primary Delinquent Inventory (# of loans)	94,823
Plus: New Delinquencies	6,430
Less: Cures	(4,485)
Less: Paids (including those charged to a deductible or captive)	(1,327)
Less: Rescissions and Denials	(610)
Ending Primary Delinquent Inventory (# of loans)	94,831

Risk-to-capital Position

As a result of its proactive capital management initiatives, Radian expects to remain below a 25:1 risk-to-capital ratio for the remainder of 2012. Based on this and existing waivers of other risk-based capital requirements in certain states, Radian expects to continue to write all of its mortgage insurance business in Radian Guaranty, its principal mortgage insurance subsidiary, during this period.

About Radian

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk mitigation products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

Forward-Looking Statements

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

  changes in general economic and political conditions, including high unemployment rates and continued weakness in the U.S. housing and mortgage credit markets, the U.S. economy reentering a recessionary period, a significant downturn in the global economy, a lack of meaningful liquidity in the capital markets or credit markets, changes or volatility in interest rates or consumer confidence and changes in credit spreads, each of which may be accelerated or intensified by, among other things, further actual or threatened downgrades of U.S. credit ratings;
  our ability to successfully execute upon our capital plan, including our capital management initiatives, for our mortgage insurance business (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital to support our mortgage insurance business and the long-term liquidity needs of our holding company;
  our ability to maintain an adequate risk-to-capital position and surplus requirements in our mortgage insurance business in light of ongoing losses in this business, which could depend on our ability to obtain regulatory and other approvals, and the possibility that we could become subject to state or federal regulatory actions or proceedings;
  the application of existing federal or state consumer, lending, insurance, tax, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted, including, without limitation, any such results from: (i) the resolution of existing, or the possibility of additional, lawsuits or investigations; and (ii) legislative and regulatory changes (a) impacting the demand for private mortgage insurance, (b) limiting or restricting our use of (or increasing requirements for) additional capital and the products we may offer, (c) affecting the form in which we execute credit protection, or (d) impacting our existing financial guaranty portfolio; and
  the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance business, or to estimate accurately the fair value amounts of derivative instruments in determining gains and losses on these contracts.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2011 and in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

CONTACT:
Radian
Emily Riley, 215-231-1035
emily.riley@radian.biz